Exhibit 99.1

Press Contact:

Courtney Brigham

Spansion Inc.

+1.408.616.5056

courtney.brigham@spansion.com

Investor Relations:

Randy Furr

Spansion Inc.

+1.408.616.3682

Spansion Inc. Reports First Quarter 2010 Results

Four Consecutive Quarters of Operating Income

SUNNYVALE, Calif., April 28, 2010 — Spansion Inc. today announced operating results for its first quarter of fiscal 2010. Spansion reported first quarter of 2010 net sales of $277.3 million, which reflects the company’s refined focus and decision to concentrate primarily on embedded and targeted wireless applications. The company generated net income on a U.S. GAAP basis of $3.7 million, or diluted net income per share of $0.02. U.S. GAAP operating income for the quarter was $17.6 million and gross and operating margins were 31.8% and 6.4%, respectively.

U.S. GAAP Comparison

	Q1 2010	Q4 2009	Q1 2009
Net sales	$277.3 million	$307.1 million	$399.6 million
Net income (loss)	$3.7 million	$4.3 million	($512.6 million )
Diluted net income (loss) per share	$0.02	$0.02	($3.18)
Operating income (loss)	$17.6 million	$20.7 million	($156.1 million )
Gross margin	31.8%	33.1%	4.2%
Operating margin	6.4%	6.7%	(39.0%)

“Our strategy to focus on embedded and targeted wireless applications has delivered four consecutive quarters of operating income,” said John Kispert, Spansion president and CEO. “Spansion has executed well during the Chapter 11 restructuring process. With our plan of reorganization now confirmed, Spansion has cleared the way for emergence from Chapter 11.”

Non-GAAP net income for the first quarter of 2010, excluding restructuring, reorganization, financing related, and other special charges and credits, was $14.5 million, or net income per share of $0.08. Reconciliation between U.S. GAAP operating results and non-GAAP operating results is provided following the financial statements in this release.

Non-GAAP Comparison

	Q1 2010	Q4 2009	Q1 2009
Net income (loss)	$14.5 million	$29.8 million	($156.3 million	)
Diluted net income (loss) per share	$0.08	$0.17	($0.97)

Spansion plans to provide earnings guidance for the second quarter of 2010 in early June.

Use of Non-GAAP Financial Information

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for or superior to, the company’s financial results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than the non-GAAP financial measures presented by other companies.

The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.

About Spansion

Spansion is a leading Flash memory solutions provider dedicated to enabling, storing and protecting digital content in automotive, consumer electronics, networking and wireless applications. Spansion is focused exclusively on designing, developing, manufacturing, marketing, and selling and Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion® , the Spansion logo, MirrorBit®, MirrorBit® Eclipse™, ORNAND™, EcoRAM™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include the company’s ability to complete the chapter 11 reorganization process in the near future and execute on its new strategic focus on certain markets. The risks and uncertainties related to the chapter 11 cases include: any actions or orders taken by the U.S. Bankruptcy Court that may impact the company’s operations; any negative impacts on the company’s business, results of operations, financial position or cash management arrangements; the inability to freely deploy cash resources throughout the company’s various geographical locations as all or part of the total worldwide cash may not be available in either the United States or for working capital as a result of limitations inherent in the chapter 11 cases in the United States or Spansion Japan’s corporate reorganization proceeding or as a result of various restrictions in certain geographies; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; the failure of the company to obtain the U.S. Bankruptcy Court orders substantially on the terms applied for; the failure of the company to obtain the requisite approvals of affected creditors or the courts for the proposed plan or reorganization, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by the U.S. Bankruptcy Court, leading to the likely liquidation of the company’s assets; and that following the approval of the proposed plan of reorganization, the company’s outstanding common stock will be cancelled. In addition, the instability of the global economy and tight credit markets could continue to adversely impact the company’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s most recent Annual Report on Form 10-K for and Quarterly Reports on Form 10-Q. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Quarter Ended March 28, 2010	Quarter Ended March 29, 2009
Net sales	$277,337	$399,628
Cost of sales	189,120	383,035

Gross margin	88,217	16,593
Research and development	22,953	44,746
Sales, general and administrative	47,608	104,029
Restructuring charges	13	23,942

Operating income (loss)	17,643	(156,124)
Interest and other income (expense), net	286	480
Interest expense	(19,336)	(24,466)
Gain on deconsolidation of subsidiary	—	30,100

Loss before reorganization items and income taxes	(1,407)	(150,010)
Reorganization items	5,464	(362,457)

Income (loss) before income taxes	4,057	(512,467)
Provision for income taxes	(405)	(168)

Net income (loss)	$3,652	$(512,635)

Net income (loss) per common share
Basic	$0.02	$(3.18)
Diluted	$0.02	$(3.18)

Shares used in per share calculation
- Basic	162,403	161,283
- Diluted	174,471	161,283

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	March 28, 2010	December 27, 2009
Assets
Current assets:
Cash and cash equivalents	$321,156	$324,903
Auction rate securities	75,155	100,335
Accounts receivable	125,885	129,174
Accounts receivable from related party	361,983	366,602
Allowance for doubtful accounts	(60,833)	(56,408)

Accounts receivable, net	427,035	439,368
Inventories	145,531	141,723
Deferred income taxes	12,197	13,332
Restricted cash	531,516	—
Prepaid expenses and other current assets	25,139	49,533

Total current assets	1,537,729	1,069,194
Property, plant and equipment, net	297,473	322,710
Other assets	40,784	46,073

Total assets	$1,875,986	$1,437,977

Liabilities and Stockholders’ Deficit
Current liabilities:
Short term note	$36,604	$64,149
Senior secured term loan	450,000	—
Accounts payable and accrued liabilities	149,470	146,223
Accounts payable to related party	198,069	221,211
Rights offering deposits	75,783	—
Accrued compensation and benefits	24,882	21,630
Deferred income	54,779	62,958

Total current liabilities	989,587	516,171
Deferred income taxes	12,270	13,405
Other long-term liabilities	9,523	9,825
Liabilities subject to compromise	1,717,352	1,756,269
Stockholders’ deficit	(852,746)	(857,693)

Total liabilities and stockholders’ deficit	$1,875,986	$1,437,977

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 28, 2010	Quarter Ended March 29, 2009
Cash Flows from Operating Activities:
Net income (loss)	$3,652	$(512,635)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,780	59,660
Asset impairment charges	629	—
Provision for doubtful accounts	5,591	17,708
Net loss on sale and disposal of property, plant and equipment	1,112	(1,902)
Compensation recognized under employee stock plans	1,295	5,430
Gain on deconsolidation of subsidiary	—	(30,100)
Gain on sale of Suzhou plant	(3,676)	—
Gain from approved settlement of rejected capital leases and various licenses	(22,517)	—
Amortization of financing cost and debt premium and discount	897	1,540
Changes in operating assets and liabilities, net of effects of deconsolidation of subsidiary:
Decrease (increase) in accounts receivable	13,908	(54,018)
(Increase) decrease in inventories	(3,808)	142,499
Decrease (increase) in prepaid expenses and other current assets	6,041	(25,191)
Decrease (increase) in other assets	1,192	(8,936)
(Decrease) increase in accounts payable, accrued liabilities and accrued compensation and benefits	(22,430)	382,942
(Decrease) increase in deferred income	(8,179)	3,226

Net cash provided (used) by operating activities	1,487	(19,777)

Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	4,917	45
Purchases of property, plant and equipment	(8,493)	(3,921)
Loan made to an investee	—	(5,263)
Cash proceeds from sale of Suzhou plant	18,687	—
Proceeds from redemption of auction rate securities	27,325	—
Increase in restricted cash	(531,516)
Cash decrease due to deconsolidation of subsidiary	—	(52,092)

Net cash used by investing activities	(489,080)	(61,231)

Cash Flows from Financing Activities:
Proceeds from borrowings, net of issuance costs	438,082	117,758
Payments on debt and capital lease obligations	(30,019)	(54,715)
Proceeds from rights offering	75,783	—

Net cash provided by financing activities	483,846	63,043

Effect of exchange rate changes on cash and cash equivalents	—	(3,095)

Net increase in cash and cash equivalents	(3,747)	(21,060)
Cash and cash equivalents at the beginning of period	324,903	116,387

Cash and cash equivalents at end of period	$321,156	$95,327

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED SUPPLEMENTAL INFORMATION (UNAUDITED)

(In thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) to NON-GAAP Net Income (Loss)

	Quarter Ended March 28, 2010	Quarter Ended December 27, 2009	Quarter Ended March 29, 2009
GAAP net income (loss)	$3,652	$4,329	$(512,635)
Amortization of Saifun intangible assets	79	79	79
Restructuring charges	3,689	5,091	23,942
Reorganization charges (gain)	(5,464)	9,736	362,457
Impairment charges	629	14,431	—
Interest expense for the senior secured term loan	5,182	—	—
Amortization of financing cost for the senior secured term loan	7,855	—	—
Customer administrative claim	2,569	—	—
Gain on deconsolidation of subsidiary	—	—	(30,100)
Gain on the sale of Suzhou plant	(3,676)	(3,885)	—
Non-GAAP net income (loss)	$14,515	$29,781	$(156,257)
Non-GAAP net income (loss) per diluted share	$0.08	$0.17	$(0.97)
Shares used in diluted shares calculation	174,471	174,139	161,283

Spansion Inc.

Debtor-in-Possession

SELECT ITEMS IN THE FINANCIALS (UNAUDITED)

(In thousands)

	Quarter Ended March 28, 2010	Quarter Ended December 27, 2009	Quarter Ended March 29, 2009
Interest expense, net	$19,050	$6,988	$23,986
Benefit (provision) for income taxes	(405)	(350)	168
Depreciation in cost of sales, R&D and SG&A	26,142	27,853	58,042
Depreciation in restructuring charges	1,559	1,689	—
Impairment charges	629	14,431	211
Amortization	79	79	79

SOURCE Spansion Inc.

http://www.spansion.com